EXHIBIT 10.4

ESOP LOAN AGREEMENT

Dated as of April 4, 2006

Between

MUTUAL FEDERAL BANCORP, INC.

EMPLOYEE STOCK OWNERSHIP TRUST

and

MUTUAL FEDERAL BANCORP, INC.

ESOP LOAN AGREEMENT

THIS ESOP LOAN AGREEMENT (the “Agreement”), dated as of April 4, 2006, is made and entered into by and between First Bankers Trust Services, Inc., an Illinois corporation, not in its individual or corporate capacity, but solely as a directed trustee (the “Trustee”) of the Mutual Federal Bancorp, Inc. Employee Stock Ownership Trust (the “Trust”), which implements and forms a part of the Mutual Federal Bancorp, Inc. Employee Stock Ownership Plan (the “Plan”), and Mutual Federal Bancorp, Inc., a Federal corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has duly established the Plan and the Trust, and has duly appointed the Trustee as a directed trustee under the Trust;

WHEREAS, the Company anticipates selling newly issued shares of its common stock in an initial public offering (the “IPO”);

WHEREAS, pursuant to written directions from the Committee under, and as defined in, the Plan, to the Trustee, dated April 4, 2006, (the “Committee Directions”), the Trust has agreed to purchase 87,285 shares of common stock of the Company (the “Company Stock”) with funds that will be lent to the Trust by the Company;

WHEREAS, pursuant to the terms and conditions of this Agreement, the Trust desires to borrow from the Company, and the Company desires to lend to the Trust, the amount of Eight Hundred Seventy-Two Thousand Eight Hundred Fifty and No/100 U.S. Dollars ($872,850.00) (the “ESOP Loan Amount”) on the terms and conditions hereof; and

WHEREAS, the parties hereto intend that the ESOP Loan (as defined herein) shall constitute an “exempt loan” within the meaning of section 4975(d)(3) of the Code, Treasury Regulation section 54.4975-7(b), section 408(b)(3) of ERISA, and Department of Labor Regulation section 2550.408b-3 (collectively, the “Exempt Loan Rules”) and an “Exempt Loan” within the meaning of Section 2.22 of the Plan (or the applicable provision of an amended version of the Plan or of a successor plan).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which each party hereto respectively acknowledges by its execution hereof), the parties hereto intending legally to be bound do hereby agree as follows:

ARTICLE I:     DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1   Definitions. In this Agreement, unless a clear contrary intention appears, capitalized terms used herein without being defined shall have the meanings ascribed to them in the Plan.

SECTION 1.2   Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.3   Accounting Terms. For purposes of this Agreement, all accounting terms not defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Company’s financial statements.

SECTION 1.4   General Interpretation. This Agreement shall be construed and interpreted so as to maintain the status of the Plan as a qualified employee stock ownership plan under sections 401(a) and 4975(e)(7) of the Code, the Trust as exempt from taxation under section 501(a) of the Code and the ESOP Loan as an “exempt loan” under the Exempt Loan Rules and under the Plan (collectively, the “Required Legal Status”) and, without limiting the foregoing, herein:

(a)  the singular includes the plural and vice versa;

(b)  “or” is not necessarily exclusive and “and” is not necessarily inclusive;

(c)  reference to any person includes such person’s successors and permitted assigns and to a person in a specified capacity excludes such person in any other capacity;

(d)  reference to any gender includes each other gender;

(e)  reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and, in the case of a promissory note, includes renewals and extensions thereof and replacements and substitutions therefor;

(f)  reference to any law means such law as amended, modified, codified, superseded, or reenacted, in whole or in part, and in effect from time to time, and regulations promulgated thereunder; and

(g)  “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article or Section hereof.

ARTICLE II:     ESOP LOAN; NOTE; PAYMENTS

SECTION 2.1   ESOP Loan. Subject to the completion of the IPO, the Company will lend to the Trust, and the Trust will borrow from the Company, under this Agreement, the ESOP Loan Amount (the “ESOP Loan”). Repayment of the ESOP Loan shall be made in accordance with Sections 2.3 and 2.5 and may be made in accordance with Section 2.4. Whenever a payment is due on a Saturday, Sunday or legal holiday, such payment shall be made on the preceding business day.

SECTION 2.2   Use of ESOP Loan Proceeds. The Trust will use the proceeds of the ESOP Loan only to acquire the shares of Company Stock in accordance with the Committee Directions.

SECTION 2.3   Principal Payments. The ESOP Loan will be evidenced by a promissory note issued by the Trust (the “ESOP Note”), appropriately completed and dated and made payable to the order of the Company in the original principal amount of the ESOP Loan Amount. Principal payments under the ESOP Loan shall be made in equal quarterly installments of $10,910.63 beginning June 30, 2006 and at the end of each calendar year quarter thereafter (or corresponding to the date when the Company makes contributions to the Trust for a Plan Year within the permitted timeframes under section 404 of the Code); provided, however, that the final principal loan payment shall be due no later than March 31, 2026. Payments shall be applied, first, to accrued and unpaid interest at the rate described in Section 2.5 below and, then, applied to unpaid principal hereof. Interest hereon shall be payable as calculated in Section 2.5 hereof.

SECTION 2.4   Prepayments. The Trust may at any time, and from time to time, prepay the ESOP Loan to the Company; provided, however, that no such prepayment shall be permitted or required if such prepayment would adversely affect the Required Legal Status of the ESOP Loan.  Any prepayments shall be applied to the outstanding balance of the ESOP Loan, first, to accrued but unpaid interest and, second, to outstanding principal in reverse order of maturity.

SECTION 2.5   Interest. The Trust will pay accrued interest to the Company on the outstanding unpaid principal amount of the ESOP Loan on each quarterly principal payment date. Interest on the ESOP Loan will accrue daily (based on a 365 day year period with the actual number of days elapsed) at rate of 7.00% per annum.

ARTICLE III:     SECURITY

SECTION 3.1   Security. Payment of the ESOP Note and performance by the Trust of its obligations under this Agreement and the ESOP Note will be secured by a pledge of, and the grant of a security interest in, the shares of Company Stock acquired under the Committee Directions by the Trust to, and in favor of, the Company under that certain Stock Pledge Agreement by and between the Company and the Trust, of even date herewith (the “Stock Pledge Agreement”).

SECTION 3.2   Release of Company Stock. Notwithstanding any provision of this Agreement or the Stock Pledge Agreement to the contrary contained or implied, as of the last day of each Plan Year (the “Release Date”), the Company will release from the pledge and security interest under the Stock Pledge Agreement such shares of Company Stock as must be allocated to Participants pursuant to the applicable provisions of the Plan and as required under the Exempt Loan Rules.

ARTICLE IV:     REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1   Representations and Warranties of the Trust. To induce the Company to enter this Agreement and to make the ESOP Loan, the Trust represents and warrants to the Company as follows:

(a)  the execution, delivery and performance of this Agreement, the ESOP Note and the Stock Pledge Agreement are within the Trustee’s powers and have been duly authorized by all necessary action by, or on behalf of, the Trust;

(b)  the ESOP Loan satisfies all applicable requirements of the Internal Revenue Service (“IRS”) and United States Department of Labor relating to loans by employers to employee stock ownership plans and does not constitute a prohibited transaction under section 4975(c) of the Code or section 406(d) of ERISA which is not exempt under section 4975(d) of the Code or section 408(b)(3) of ERISA, respectively;

(c)  the Trust does not need to obtain any authorization, approval or other action by any governmental authority or regulatory body, and no notice by the Trust to, or filing by the Trust with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Trust of this Agreement, the ESOP Note or the Stock Pledge Agreement;

(d)  the Trustee has, on behalf of the Trust, duly executed and delivered this Agreement, the ESOP Note and the Stock Pledge Agreement. This Agreement, the ESOP Note and the Stock Pledge Agreement are the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies. The Trustee’s execution, delivery and performance of this Agreement, the ESOP Note and the Stock Pledge Agreement, as well as the consummation of the transactions contemplated thereunder, will not result in a breach or violation of any of the provisions of any agreement or instrument to which the Trust is a party or by which the Trust or its assets are bound; and

(e)  the full proceeds of the ESOP Loan will be used only to fund the purchase by the Trust of shares of the Company Stock in accordance with the Committee Directions as soon as practicable after the date hereof.

SECTION 4.2   Representations and Warranties of the Company. The Company represents and warrants or covenants (as the case may be) to the Trust as follows:

(a)  Corporate Organization, Structure and Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the United States of America, has all requisite corporate power and authority to carry on its business, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, except where its failure so to qualify would not have a material adverse effect on the Company.

(b)  Status of the Plan and Trust. The Plan and Trust have been validly authorized and established by the Company and the Company has validly appointed the Committee members under the Plan and the Trustee as a directed trustee under the Trust in accordance with due authorization. The Plan and Trust constitute a legal and valid employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, the Plan is qualified under section 401(a) of the Code and Trust is exempt from taxation under section 501(a) of the Code. The Company will file, within the remedial amendment period prescribed under section 401(b) of the Code, with the IRS for a determination letter that the Plan is qualified under section 401(a) of the Code, is an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code and that the Trust is exempt from taxation under section 501(a) of the Code and, in the event that the IRS imposes conditions for the issuance of such a letter, the Company will comply with all such conditions including, without limitation, amending or otherwise modifying the Plan and Trust.

(c)  Continued Maintenance of Plan and Trust. The Company will continue to maintain the existence or the Plan and Trust while the ESOP Loan is outstanding, subject to the right of the Company to amend or terminate the Plan and Trust in accordance with the terms thereof and applicable law.

(d)  No Conflict, Breach, Etc. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms and conditions of this Agreement, will not conflict with, or result in a breach of, any of the terms and provisions of the Company’s Articles of Incorporation or By-Laws in effect on the date hereof or of any provision of any indenture, material agreement or other instrument to which the Company is a party or by which any of its assets may be bound, or of any provision of any Federal or state court judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such conflict or breach or constitute a default under any such terms and provisions.

(e)  Administration of  Plan and Trust. The Company will comply in all material respects with the terms of the Plan, the Trust and the Code and ERISA (and any other applicable law) with respect to the manner in which its administers the Plan and Trust.

(f)  Contributions to the Plan and Trust. The Company (or Participating Employers under, and as defined in, the Plan) will make contributions to the Trust in amounts which, together with any permissible dividends paid by the Company to the Trust on the shares of Company Stock, are sufficient to enable the Trust to pay all accrued interest and scheduled principal on the ESOP Note, as and when such obligations become due.

(g)  No Action, Suit or Proceeding. There is no action, suit or proceeding pending against, or threatened against or affecting, the Company before any governmental or nongovernmental body which relates to the transactions contemplated by this Agreement.

(h)  No Authorization or Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Agreement.

(i)  Enforceability. This Agreement, the Stock Pledge Agreement and the Plan and Trust documents are the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

ARTICLE V:     CONDITIONS PRECEDENT

SECTION 5.1   Documentation Conditions Precedent. The obligation of the Company to make the ESOP Loan is expressly conditioned on the conditions precedent contained in Section 5.2, and that the Company shall, as another condition precedent, have received duly executed and dated original copies of each of the following documents (in form and substance satisfactory to the Company in its sole discretion):

(a)  this Agreement;

(b)  the ESOP Note; and

(c)  the Stock Pledge Agreement.

SECTION 5.2   Other Conditions Precedent. In addition to the conditions precedent contained in Section 5.1, the obligation of the Company to make the ESOP Loan is subject to the following conditions precedent:

(a)  the representations and warranties made by the Trust herein shall be true and correct in all material respects;

(b)  no Event of Default shall have occurred and be continuing; and

(c)  the successful completion of the IPO on such terms and conditions deemed satisfactory to the Company in its sole discretion.

ARTICLE VI:     EVENTS OF DEFAULT AND THEIR EFFECT

SECTION 6.1   Events of Default; Effect. If default (and continuance thereof for ten business days) in the payment when due of any principal of, or interest on, the ESOP Note occurs (an “Event of Default”), unless the effect thereof as an Event of Default has been waived in writing by the Company or the Company has failed to comply with Section 4.2(f), then the Company may declare the ESOP Note to be due and payable, whereupon the ESOP Note shall become immediately due and payable, without presentment, demand, protest or further notice of any kind to the Trust or other action by the Company of any kind whatsoever, all of which actions the Trust hereby expressly waives to the maximum extent permitted by law.  The Company shall promptly advise the Trust of any such declaration, but failure to do so or delay in doing so shall not impair the effect of such declaration.  Notwithstanding anything to the contrary herein, in the ESOP Note or the Stock Pledge Agreement contained or implied, in the Event of Default with respect to the ESOP Loan by the Trust, the value of Trust assets transferred to a “disqualified person” (as defined in section 4975(e)(2) of the Code) or a “party in interest” (as defined in section 3(14) of ERISA) in satisfaction thereof shall not exceed the amount of such default (without regard to amounts owing solely as the result of an acceleration under this Section 6.1).  In addition, such a transfer of such Trust assets shall only occur upon, and to the extent of the failure of the Trust to meet the principal and interest payment schedules of the ESOP Loan provided in Section 2.3 and Section 2.5 of this Agreement.

ARTICLE VII:     GENERAL

SECTION 7.1   Waivers; Amendments. No delay on the part of the Company or any holder of the ESOP Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the ESOP Note or the Stock Pledge Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Company (or other holder of the ESOP Note), signed and agreed to by the Trust, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.2   Confirmations; Information. The Company (or other holder of the ESOP Note) and the Trust agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal balance then outstanding under the ESOP Note and the rate or rates of interest from time to time payable with respect thereto.

SECTION 7.3   Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

SECTION 7.4   Governing Law; Interpretation. This Agreement shall be deemed to be a contract made under, and governed by, the laws of the State of Illinois (without regard to its conflict of laws principles), to the extent that such laws are not preempted by the laws of the United States of America. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.5   Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

ARTICLE VIII:     LIMITED RECOURSE

SECTION 8.1   Limited Recourse. Notwithstanding anything to the contrary contained herein or in the ESOP Note, the Stock Pledge Agreement or any other instrument, agreement or document contained or implied, the obligations of the Trust under this Agreement, the ESOP Note and the Stock Pledge Agreement (collectively, the “ESOP Loan Obligations”) shall be enforceable to the extent permitted under the Exempt Loan Rules. Accordingly, recourse against the Trust is limited to the extent of (a) the Collateral (as defined in the Stock Pledge Agreement) not theretofore released (or entitled to be released) from the pledge and security interest under the Stock Pledge Agreement as provided in Section 3.2 hereof; (b) contributions (other than contributions of Company Stock) made to the Trust by the Company in accordance with the Plan to enable the Trust to pay and satisfy the ESOP Loan Obligations; (c) dividends, earnings or distributions on the shares of Company Stock held in the Suspense Account; or (d) other permissible sources under applicable law (as may be in effect now or in the future). No other recourse shall be had to, or against the, Trust or the assets thereof for any deficiency judgment against the Trust for the purpose of obtaining payment or other satisfaction of the ESOP Loan Obligations.

SECTION 8.2   No Personal Recourse Against Trustee. The execution and delivery of this Agreement, and the performance by the Trustee of its obligations under this Agreement and under the terms of the Plan and Trust have been, or will be, effected by the Trustee solely in its capacity as Trustee, and not in its individual or corporate capacity. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any personal liability of the Trustee to the Company or its successor and assigns, or to any trustee, representative or other claimant by right of Company resulting from the Trustee’s performance of its duties and the constituent instruments of the Plan or Trust, and no personal liability shall be asserted or enforceable against it by reason of any of the covenants, statements, representations or warranties contained in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of date and year first written above.

FIRST BANKERS TRUST SERVICES, INC., not in its individual or corporate capacity, but solely in its capacity as the Trustee of the Mutual Federal Bancorp, Inc. Employee Stock Ownership Trust

By:	/s/ Linda Shultz
Linda Shultz Its: Trust Officer

MUTUAL FEDERAL BANCORP, INC.

By:	/s/ Stephen M. Oksas
Stephen M. Oksas Its: Chief Executive Officer and President